Exhibit 99.2

Fennec Announces Pricing of Public Offering

Research Triangle Park, N.C., April 30, 2020 – Fennec Pharmaceuticals Inc. (NASDAQ:FENC) (TSX:FRX), a specialty pharmaceutical company focused on the development of PEDMARKTM (a unique formulation of sodium thiosulfate) for the prevention of platinum-induced ototoxicity from cisplatin in pediatric cancer patients, today announced the pricing of its underwritten public offering of 4,800,000 common shares at a public offering price of $6.25 per share. In addition, Fennec has granted the underwriters a 30-day option to purchase up to an additional 720,000 common shares. Fennec anticipates the total gross proceeds from the offering (before deducting the underwriting discounts and offering expenses) will be $30 million, excluding any exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on May 4, 2020, subject to customary closing conditions.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering. Wedbush PacGrow is acting as the co-manager.

Fennec plans to use the net proceeds from this offering for obtaining regulatory approvals, the commercial launch of PEDMARKTM, if approved, and working capital and general corporate purposes.

The common shares are being offered by the Company pursuant to a registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of a prospectus. A final prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus, when filed with the SEC, may also be obtained from Cantor Fitzgerald & Co., 499 Park Avenue, 6th Floor, New York, NY 10022, Attn: Capital Markets Department, by calling or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities will not be offered or sold, directly or indirectly, in Canada or to any resident of Canada.

About Fennec Pharmaceuticals

Fennec Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the development of PEDMARK™ for the prevention of platinum-induced ototoxicity in pediatric patients.   Further, PEDMARK has received Orphan Drug Designation in the U.S. for this potential use. The FDA has accepted for filing the Company’s New Drug Application (NDA) for PEDMARK™ and has granted Priority Review. Fennec has a license agreement with Oregon Health and Science University (OHSU) for exclusive worldwide license rights to intellectual property directed to sodium thiosulfate and its use for chemoprotection, including the prevention of ototoxicity induced by platinum chemotherapy, in humans.

Forward Looking Statements

Except for historical information described in this press release, all other statements are forward-looking. These forward-looking statements include, among other things, statements regarding the Company’s expectations on the timing, size and completion of the offering. Forward-looking statements are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks as unforeseen global instability, including political instability, or instability from an outbreak of pandemic or contagious disease, such as the novel coronavirus (COVID-19), or surrounding the duration and severity of an outbreak, that regulatory and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company’s product will not be as large as expected, the Company’s product will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, the Company may not meet its future capital requirements, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019. Fennec Pharmaceuticals Inc. disclaims any obligation to update these forward-looking statements except as required by law.

For further information, please contact:

Investors:

Rosty Raykov

Chief Executive Officer

Fennec Pharmaceuticals Inc.

(919) 636-5144